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EXHIBIT 4.1  REVISED SPECIMEN STOCK CERTIFICATE REPRESENTING COMMON STOCK.

FACE OF CERTIFICATE:

    The front of the specimen common stock certificate (the "Certificate") contains the logo of the Registrant above the name of the Registrant and the Registrant's CUSIP number (553087 10 7). The Certificate is signed by Wayne A. Sinclair, as Secretary of the Registrant, and B. Frederick Becker, as President of the Registrant. The Registrant's corporate seal appears in the lower left hand corner of the Certificate. The Certificate contains the following language:

    This certifies that ________ is the owner of ________ fully-paid and non-assessable shares of common stock of MMI Companies, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by a Transfer Agent and registered by a Registrar of the Corporation. In Witness Whereof the said Corporation has caused this certificate to be signed by its duly authorized officers and the Corporate Seal to be hereunto affixed.

REVERSE OF CERTIFICATE:

    The reverse of the Certificate contains:

        (i) standard stock transfer instructions;

        (ii) the following legend:

       "THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH IT IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE CORPORATION."; and

       (iii) the following paragraph:

           "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement dated as of June 14, 1997 between MMI Companies, Inc. (the "Company") and the Rights Agent thereunder (the "Rights Agreement"), the terms of which are hereby incorporated by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.